As filed with the Securities and Exchange Commission on
                                 March 5, 1997.

                                          Registration No.:

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    Form S-8
                 REGISTRATION STATEMENT UNDER THE SECURITIES ACT
                                     OF 1933

                            BALLARD MEDICAL PRODUCTS
             (Exact name of registrant as specified in its charter)

                                      UTAH
                            (State of Incorporation)

                                   87-0340144
                      (IRS Employer Identification Number)

                             12050 LONE PEAK PARKWAY
                               DRAPER, UTAH 84020
                    (Address of principal executive offices)

                        1996 INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)
                              Adopted July 1, 1996

             DALE H. BALLARD, President and Chief Executive Officer
                            BALLARD MEDICAL PRODUCTS
                             12050 Lone Peak Parkway
                               Draper, Utah 84020
                                 (801) 572-6800
           (Name, address and telephone number of agent for services)

          Approximate date of commencement of proposed sale to public:
                As soon as practicable after the effective date
                          of the Registration Statement


                         CALCULATION OF REGISTRATION FEE

                                     Proposed   Proposed
           Title of                  Maximum    Maximum
           Securities    Amount to   Offering   Aggregate     Amount of
           to be         be          Price Per  Offering      Registration
           Registered    Registered  Share (1)  Price (1)     Fee

           Common
           Stock, $0.10
           par value     700,000     $19.69     $13,783,000   $4,177

               In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

          (1) Estimated (pursuant to Rule 457(c) and (h)) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the registrant's Common Stock quoted by the New York Stock Exchange on March 3, 1997.

          (2)  The registration fee is calculated as follows:

               $13,783,000 x 1/33 x .01 = $4,177


          Total number of pages:  39
          Index to Exhibits appears on page:  24


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

          ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents are incorporated by reference into this Registration Statement:

                    (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, filed December 6, 1996;

                    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, filed February 14, 1997; and

                    (c) The Description of Common Stock contained in the Company's Registration of Securities on the Form 8-A (page 2) pursuant to Section 12(b) of the Securities Exchange Act of 1934, filed with the Commission on September 3, 1993.

               In addition, all documents filed subsequent to the date hereof by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

               In addition, the following financial statements are filed herewith:

                1. Independent Auditor's Report dated November 8, 1996 (February 18, 1997 as to Note 11);

                2.  Consolidated  Balance Sheets  as of  September 20,
                    1996 and 1995;

                3. Consolidated Statements of Operations for the Years Ended September 30, 1996, 1995 and 1994;

                4. Consolidated Statements of Stockholders' Equity for the Years Ended September 30, 1996, 1995, and 1994;

                5. Consolidated Statement of Cash Flows for the Years Ended September 30, 1996, 1995, and 1994; and

                6.  Notes to Consolidated Financial Statements.

                          INDEPENDENT AUDITORS' REPORT

          To  the  Board  of  Directors and  Stockholders  of  Ballard
          Medical Products:

               We have audited the accompanying consolidated balance sheets of Ballard Medical Products and subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Ballard Medical Products and subsidiaries as of September 30, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.

               As discussed in Notes 1 and 2 to the consolidated financial statements, effective October 1, 1994 the Company changed its method of accounting for investment securities to conform with Statement of Financial Accounting Standards No. 115. As discussed in Notes 1 and 4 to the consolidated financial statements, the Company changed its method of accounting for income taxes, effective October 1, 1993, to conform with Statement of Financial Accounting Standards No. 109.

          Deloitte & Touche LLP
          Salt Lake City, Utah
          November 8, 1996
          (February 18, 1997 as to Note 11)

          CONSOLIDATED BALANCE SHEETS
          SEPTEMBER 30, 1996 AND 1995


           ASSETS                                          1996            1995


           CURRENT ASSETS:

           Cash and cash equivalents (Note 1)      $14,164,103     $27,555,330

           Investments (Notes 1 and 2)              26,662,598      18,357,304

           Accounts receivable - trade
           (less allowance for doubtful
           accounts:  1996 - $182,000,
           1995 - $125,000; and allowance
           for sales returns:  1996 -
           $805,000, 1995 - $500,000)               19,944,055      13,773,277

           Royalties receivable                      1,351,885         447,282

           Other receivables                           636,291       1,223,871

           Inventories (Note 1):

              Raw materials                          7,171,048       3,825,405

              Work-in-process                        3,913,804       2,291,374

              Finished goods                         2,760,008       5,245,852

           Deferred income taxes (Notes 1 and 4)     1,057,303         593,313

           Income tax refund receivable
           (Notes 1 and 4)                           3,274,000       2,103,570

           Prepaid expenses                            169,431         232,315

              Total current assets                  81,104,526      75,648,893

           PROPERTY AND EQUIPMENT
           (Notes 1 and 6):

           Land                                      3,944,701       1,849,511

           Buildings                                20,131,728      11,886,512

           Molds                                     3,608,228       2,539,615

           Machinery and equipment                   9,192,269       8,306,448

           Vehicles                                  1,039,175         535,547

           Furniture and fixtures                    2,081,200       1,436,563

           Leasehold improvements                      302,394         258,488

           Construction in process                   3,053,296       1,234,998

              Total                                 43,352,991      28,047,682

           Less accumulated depreciation            (8,058,401)     (6,035,636)

              Property and equipment - net          35,294,590      22,012,046

           INTANGIBLE ASSETS:

           Cost in excess of purchase price
           (less accumulated amortization:
           1996 - $3,212,520; 1995 -
           $2,161,887) (Notes 1 and 8)              15,644,651      11,655,058

           Patents and other intangibles
           (less accumulated amortization:
           1996 - $711,431; 1995 -
           $495,889)                                 5,012,157       3,452,543

               Total intangible assets              20,656,808      15,107,601

           OTHER ASSETS (Note 8)                     5,409,164         934,007

           TOTAL                                  $142,465,088    $113,702,547



         CONSOLIDATED BALANCE SHEETS
         SEPTEMBER 30, 1996 AND 1995


           LIABILITIES AND STOCKHOLDERS' EQUITY            1996            1995


           CURRENT LIABILITIES:

           Accounts payable                         $2,273,674      $1,152,790

           Accrued liabilities:

              Employee compensation                  1,985,135       2,314,504

              Royalties                                326,492         344,712

              Other                                    845,183         465,926

              Total current liabilities              5,430,484       4,277,932

           DEFERRED INCOME TAXES (Notes 1 and 4)     1,110,764         223,757

              Total liabilities                      6,541,248       4,501,689

           COMMITMENTS AND CONTINGENT
           LIABILITIES (Notes 6 and 8)

           STOCKHOLDERS' EQUITY (Notes 1, 5, and
           8):  Common stock - $.10 par value;
           75,000,000 shares authorized;
           issued and outstanding:
           1996 - 27,702,323 shares,
           1995 - 26,800,014 shares                  2,770,232       2,680,002

           Additional paid-in capital               38,935,892      29,209,774

           Unrealized losses on investments
           (Notes 1 and 2)                            (156,564)       (142,728)

           Retained earnings                        94,374,280      77,453,810

              Total stockholders' equity           135,923,840     109,200,858

           TOTAL                                  $142,465,088    $113,702,547


          See notes to consolidated financial statements.


          CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995, AND 1994


                                                             1995          1994
                                                         (Notes 1      (Notes 1
                                              1996         and 8)        and 8)


           NET SALES
           (Notes 1, 8, and 9)        $103,525,263    $84,152,967   $67,051,628

           COST OF PRODUCTS SOLD        35,734,178     28,070,350    22,193,542

           GROSS MARGIN                 67,791,085     56,082,617    44,858,086

           OPERATING EXPENSES:

           Selling, general and
           administrative               28,286,793     24,429,181    21,696,098

           Research and development      2,903,805      2,177,117     1,638,475

           Royalties (Note 6)            1,539,200      1,385,841     1,404,681

              Total operating
              expenses                  32,729,798     27,992,139    24,739,254

           OPERATING INCOME             35,061,287     28,090,478    20,118,832

           OTHER INCOME:

           Interest income               1,917,925      1,923,257       772,645

           Royalty income                2,400,000      2,147,620     2,204,347

           Other                           990,948         30,160       541,840

              Total other income         5,308,873      4,101,037     3,518,832

           INCOME BEFORE
           INCOME TAX EXPENSE           40,370,160     32,191,515    23,637,664

           INCOME TAX EXPENSE
           (Notes 1 and 4)              14,767,121     11,248,899     8,446,698

           INCOME BEFORE CUMULATIVE
           EFFECT OF CHANGE IN
           ACCOUNTING PRINCIPLE         25,603,039     20,942,616    15,190,966

           CUMULATIVE EFFECT OF
           CHANGE IN ACCOUNTING
           PRINCIPLE (Notes 1
           and 4)                                                     1,403,232

           NET INCOME (Note 8)         $25,603,039    $20,942,616   $16,594,198

           INCOME PER SHARE BEFORE
           CUMULATIVE EFFECT OF
           CHANGE IN ACCOUNTING
           PRINCIPLE (Note 1):
           Common and common
           equivalent share                 $0.895         $0.752        $0.555

           Common share assuming
           full dilution                    $0.884         $0.739        $0.553

           CUMULATIVE EFFECT OF
           CHANGE IN ACCOUNTING
           PRINCIPLE PER SHARE
           (Note 1):
           Common and common
           equivalent share                   None           None        $0.051

           Common share assuming
           full dilution                      None           None        $0.051

           NET INCOME PER SHARE
           (Note 1):

           Common and common
           equivalent share                 $0.895         $0.752        $0.606

           Common share assuming
           full dilution                    $0.884         $0.739        $0.604

           WEIGHTED AVERAGE NUMBER
           OF SHARES OUTSTANDING
           (Note 1):
           Common and common
           equivalent share             28,614,136     27,844,111    27,371,540

           Common share assuming
           full dilution                28,968,855     28,339,946    27,462,702

          See notes to consolidated financial statements.


          BALLARD MEDICAL PRODUCTS AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
          FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995, AND 1994

                                                        Unrealized
                                           Additional    Losses on
                      Common                  Paid-in      Invest-     Retained
                      Shares      Amount      Capital        ments     Earnings


      BALANCE
      OCTOBER
      1, 1993
      (as pre-
      viously
      reported)  26,114,250  $2,611,425  $24,983,195               $44,871,841

      Pooling
      of
      interest
      combina-
      tion
      (Notes 1
      and 8)        238,727      23,873       (3,873)                  324,647

      BALANCE
      OCTOBER
      1, 1993
      (as
      restated)  26,352,977   2,635,298   24,979,322                45,196,488

      Net
      income                                                        16,594,198

      Cash
      divi-
      dends
      paid                                                          (1,590,083)

      Common
      stock
      issued
      from
      exercise
      of stock
      options
      (Note 5)      361,612      36,161    1,511,520

      Acqui-
      sition
      and
      retire-
      ment of
      treasury
      stock
      (Note 5)      (20,000)     (2,000)                              (241,081)

      Tax
      benefit
      attri-
      butable
      to appre-
      ciation
      in value
      of stock
      issued in
      conjunc-
      tion with
      the exer-
      cise and
      disquali-
      fying
      dispo-
      sitions
      of incen-
      tive
      stock
      options                              1,796,546

      BALANCE
      SEPTEM-
      BER 30,
      1994       26,694,589   2,669,459   28,287,388                59,959,522

      Net
      income                                                        20,942,616

      Cash
      divi
      dends
      paid                                                          (1,983,343)

      Common
      stock
      issued
      from
      exer-
      cise
      of stock
      options
      (Note 5)      205,425     20,543       432,869

      Acqui-
      sition
      and
      retire-
      ment
      of
      trea-
      sury
      stock
      (Note 5)     (100,000)    (10,000)                            (1,464,985)

      Tax
      benefit
      attri-
      butable
      to appre-
      ciation
      in value
      of stock
      issued in
      conjunc-
      tion with
      the exer-
      cise and
      dis-
      quali-
      fying
      dispo-
      sitions
      of incen-
      tive
      stock
      options                               489,517

      Unre-
      alized
      losses on
      invest-
      ments
      (Notes 1
      and 2)                                            $(142,728)

      BALANCE
      SEPTEM-
      BER 30,
      1995       26,800,014   2,680,002   29,209,774     (142,728)  77,453,810

      Net
      income                                                        25,603,039

      Cash
      divi-
      dends
      paid                                                          (2,556,148)

      Common
      stock
      issued
      from
      exer-
      cise
      of stock
      options
      (Note 5)    1,252,309     125,230     9,689,509

      Acqui-
      sition
      and
      retire-
      ment of
      trea-
      sury
      stock
      (Note 5)     (350,000)    (35,000)                            (6,126,421)

      Tax
      benefit
      attri-
      butable
      to appre-
      ciation
      in value
      of
      stock
      issued
      in con-
      junc-
      tion
      with the
      exercise
      and
      dis-
      qual-
      ifying
      dispo-
      sitions
      of incen-
      tive
      stock
      options                                36,609

      Unre-
      alized
      losses
      on
      invest-
      ments
      (Notes 1
      and 2)                                              (13,836)

      BALANCE
      SEPTEM-
      BER 30,
      1996        27,702,323  $2,770,232 $38,935,892    $(156,564) $94,374,280


     See notes to consolidated financial statements.

     BALLARD MEDICAL PRODUCTS AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF CASH FLOWS
     FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995, AND 1994


                                      1996              1995               1994


      CASH FLOWS FROM
      OPERATING
      ACTIVITIES:

      Net income              $25,603,039       $20,942,616        $16,594,198
      Adjustments to
      reconcile net
      income to net
      cash provided by
      operating
      activities:

      Depreciation and
      amortization              3,932,373         3,116,862          2,477,007
      (Gain) loss on
      disposal of
      property                   (446,320)            7,044            110,479

      Tax benefit from
      disqualifying
      dispositions of
      incentive stock
      options                      36,609           489,517          1,796,546

      Provision for
      losses on
      accounts
      receivable -
      trade and sales
      returns                     355,000           225,000            200,000

      Cumulative effect
      of change in
      accounting
      principle (Note                                               (1,403,232)
      1)

      Deferred income
      taxes                       442,122           373,655            828,489

      Changes in
      operating assets
      and liabilities-
      net of effects
      from purchase of
      subsidiaries in
      1996 and 1995:

      Accounts
      receivable -
      trade                    (6,150,608)          (29,707)         2,686,146

      Royalties and
      other receivables          (167,553)           52,484           (757,909)

      Inventories              (1,323,492)       (1,398,153)        (2,051,813)

      Income tax refund
      receivable               (1,170,430)          897,815            929,232

      Prepaid expenses            105,898          (196,526)          (430,813)

      Accounts payable            807,483           156,861         (1,525,061)

      Accrued
      liabilities                  19,180         1,126,009         (3,707,205)

         Total
         adjustments           (3,559,738)        4,820,861           (848,134)

         Net cash
         provided by
         operating
         activities            22,043,301         25,763,477        15,746,064

      CASH FLOWS FROM
      INVESTING
      ACTIVITIES:

      Capital
      expenditures for
      property and
      equipment               (15,292,194)       (2,769,625)        (6,366,900)

      Proceeds from
      sales of property
      and equipment               564,418            45,250              5,899

      Purchases of
      investments             (30,569,641)      (38,534,828)       (29,744,216)

      Investment in
      and advances to
      affiliates
      (Note 8)                 (4,462,625)         (800,000)

      Proceeds from
      maturities of
      investments              22,231,406        36,288,627         20,485,633

      Purchases of
      intangible assets        (2,854,344)       (1,330,188)          (245,801)

      Purchases of
      other assets                (12,532)         (109,579)

      Payments for
      purchase of
      subsidiaries,
      net of cash
      acquired                 (5,618,432)       (3,283,650)          (500,000)

         Net cash used
         in investing
         activities           (36,013,944)      (10,493,993)       (16,365,385)

      CASH FLOWS FROM
      FINANCING
      ACTIVITIES:

      Cash dividends
      paid                     (2,556,148)       (1,983,343)        (1,590,083)

      Proceeds from
      issuance of
      common stock and
      exercise of
      options                   9,814,739           453,412          1,547,681

      Purchase of
      treasury stock           (6,161,421)       (1,474,985)          (243,081)

      Repayment of
      long-term debt
      assumed in
      acquisitions               (517,754)          (18,446)           (50,308)

         Net cash
         provided by
         (used in)
         financing
         activities               579,416        (3,023,362)          (335,791)

      NET INCREASE
      (DECREASE) IN
      CASH AND CASH
      EQUIVALENTS             (13,391,227)       12,246,122           (955,112)

      CASH AND CASH
      EQUIVALENTS,
      BEGINNING OF YEAR        27,555,330        15,309,208         16,264,320

      CASH AND CASH
      EQUIVALENTS, END
      OF YEAR                 $14,164,103       $27,555,330        $15,309,208
      SUPPLEMENTAL
      DISCLOSURE OF
      CASH FLOW
      INFORMATION -
      Cash paid during
      the year for
      income taxes            $15,458,820        $9,487,912         $7,571,800


     See notes to consolidated financial statements.

          SUPPLEMENTAL DISCLOSURES OF  NONCASH INVESTING AND FINANCING
          ACTIVITIES:

               On September 27, 1996, the Company entered into a business combination with Plastic Engineered Products Corporation in exchange for 238,727 shares of the Company's common stock. This transaction has been accounted for by the Company as a "pooling" and as such, the Company's accompanying consolidated financial statements as of September 30, 1996 and 1995 and for the three years in the period ended September 30, 1996 have been restated as if this transaction had occurred on October 1, 1993. In addition, during the year ended September 30, 1996, the Company entered into three acquisition transactions accounted for as purchases as follows (see Note 8):

          * On April 19, 1996, the Company acquired substantially all of the assets of Endovations, Inc, for approximately $1,220,000 cash. In conjunction with this purchase, the Company recorded goodwill of approximately $400,000 and the fair market value of assets acquired approximately $820,000.

          * On July 19, 1996, the Company purchased all of the outstanding capital stock of Mist Assist, Inc. for approximately $673,600 cash. In conjunction with the acquisition, liabilities were assumed as follows:

                    Fair value of assets acquired
                    (including goodwill of $680,000)     $800,000

                    Cash paid                             673,600

                    Liabilities assumed                  $126,400

          * On August 28, 1996, the Company purchased all of the outstanding capital stock of Preferred Medical Products for approximately $3,600,000 cash (see Note 8). In conjunction with the acquisition, liabilities were assumed as follows:

                    Fair value of assets acquired
                    (including goodwill of $2,900,000) $4,320,970

                    Cash paid                           3,604,440

                    Liabilities assumed                  $716,530

               On May 2, 1995, the Company acquired substantially all of the net assets of Cox Medical Enterprises, Inc. for approximately $3,313,000 cash (see Note 8). In conjunction with the acquisition, liabilities were assumed as follows:

                    Fair value of assets acquired
                    (including goodwill)               $4,000,000

                    Cash paid                           3,313,310

                    Liabilities assumed                  $686,690

               During the years ended September 30, 1996 and 1995, the Company in conjunction with its adoption of Financial Accounting Standards No. 115 (see Note 1), wrote down its short-term investments in total by $32,941 and $219,582, respectively. The effect of this adjustment in 1996 and 1995 was a decrease in stockholders' equity in the amount of $13,836 and $142,728 and an increase in current deferred income taxes in the amount of $19,105 and $76,854 for the years ended September 30, 1996 and 1995, respectively.

          See notes to consolidated financial statements.

          BALLARD MEDICAL PRODUCTS AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               ORGANIZATION - Ballard  Medical Products (Ballard)  and
          its   subsidiaries   develop,   manufacture,    and   market
          specialized medical products.

               BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Ballard and its wholly-owned subsidiaries, Medical Innovations Corporation (MIC), Ballard Real Estate Holdings (BREH), Ballard International, Inc. (BI), Plastic Engineered Products Company (PEPCO), Ballard Medical Products (Canada) Inc. dba Preferred Medical Products (PMP), and Mist Assist, Inc. (MAI) (see Note 8) (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

               During the  year ended September 30,  1996, the Company
          entered into a business combination with PEPCO, in exchange for 238,727 shares of the Company's common stock. This transaction has been accounted for by the Company as a
          "pooling", and as such, the Company's accompanying consolidated financial statements as of September 30, 1996 and 1995 and for the three years in the period ended September 30, 1996 have been restated as if this transaction had occurred on October 1, 1993 (see Note 8).

               USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               INVESTMENTS - Investments consist of tax free municipal
          bonds.   Investments are recorded  at fair market value (see
          Note 2). Effective October 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires the classification of investment securities as either held-to-maturity securities, trading securities, or available-for-sale securities. Upon adoption of SFAS 115, the Company reclassified all of its investments as available-for-sale. The adoption of SFAS 115 had no material effect on the consolidated financial statements.

               INVENTORIES - Inventories are stated at the lower of cost (on a first-in, first-out basis) or market.

               PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives as follows:

                    Buildings                30 to 40 years
                    Molds                           5 years
                    Machinery and equipment   5 to 10 years
                    Vehicles                   3 to 5 years
                    Furniture and fixtures     3 to 5 years
                    Leasehold improvements     3 to 5 years

               INTANGIBLE ASSETS - Intangible assets include goodwill, patent rights, and license costs which are stated at cost and are being amortized using the straight-line method over their estimated lives, which range from four to seventeen years.

               REVENUE RECOGNITION - Revenues  are recognized when the
          related  product  is  shipped.     The  Company  records  an
          allowance for estimated sales returns.

               INCOME TAXES - Effective October 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 (the Statement), "Accounting for Income Taxes." The Statement requires an asset and liability approach for financial accounting and reporting for income taxes. The cumulative effect in 1994 of the change in accounting principle of $1,403,232 is reflected in the 1994 consolidated statement of operations. The adoption of the Statement had no effect on the pre-tax income from continuing operations.

               INCOME PER SHARE - Income per share is computed on the basis of the weighted average number of shares outstanding plus the common stock equivalents which would arise from the exercise of stock options.

               Such  income per  share  amounts are  adjusted to  give
          retroactive  effect  for  all   periods  presented  for  the
          acquisition by the Company of PEPCO in 1996 (see Note 8).

               STATEMENTS OF CASH FLOWS - For purposes of the consolidated statements of cash flows, the Company considers cash and interest bearing securities with original maturities of less than three months to be cash equivalents.

               OTHER - Certain reclassifications have been made to the
          prior    year   financial    statements   to    conform   to
          classifications adopted in the current year.

          2.  INVESTMENTS

               Investments at September 30, 1996 and 1995 consist of municipal bonds.

               The amortized cost and fair value of investments at September 30, 1996 and 1995, classified as available-for-sale, is as follows:

                                             1996                1995

           Amortized cost            $26,915,121         $18,576,886
           Gross unrealized
           gains                             None                None

           Gross unrealized
           losses                       (252,523)           (219,582)

           Fair value                $26,662,598         $18,357,304

               As of September 30, 1996 and 1995, all municipal bonds had a contractual maturity of one year or less. During the year ended September 30, 1996 and 1995, there were no gross realized gains or gross realized losses from sales of investments classified as available-for-sale.

          3.  LINE OF CREDIT

               At September 30, 1996, the Company had an unused, unsecured line of credit with a bank totaling $5,000,000 which expires February 15, 1997. The line, if drawn upon, bears interest at the bank's base rate (8.25% at September 30, 1996). No compensating cash balances are required. As of September 30, 1996 and during the year then ended, there were no borrowings under the line of credit.

          4.  INCOME TAXES

               The Company has recorded current deferred tax assets and net long-term deferred tax liabilities at September 30, 1996 and 1995 as follows:

                                          1996                    1995

                                  Current      Long-Term     Current  Long-Term
           Deferred income
           tax assets          $1,057,303   $(1,210,326)    $593,313  $452,323

           Deferred income
           tax liabilities                       99,562               (676,080)

           Net                 $1,057,303   $(1,110,764)    $593,313 $(223,757)

               Net deferred income tax assets and liabilities at September 30, 1996 and 1995 consisted of the following temporary differences and carryforward items:

                                           1996                    1995

                                    Current     Long-Term    Current  Long-Term


           Deferred income tax
           assets:

           Allowance for
           uncollectible
           accounts receivable      $69,121                  $47,513

           Allowance for
           sales returns and
           allowances               305,729                  190,050

           Allowance for
           obsolete inventory       185,277                   49,585

           Accrued expenses         168,549                  214,506
           Unrealized losses on
           investments               95,959                   76,854

           Net operating loss
           carryforwards of
           acquired subsidiaries    121,442      $99,562      14,805  $341,097

           Research and
           development credits      111,226                            111,226

                                  1,057,303       99,562     593,313   452,323

           Deferred income tax
           liabilities -
           differences between
           tax basis and
           financial reporting
           basis of property
           and equipment                      (1,210,326)             (676,080)

              Total              $1,057,303  $(1,110,764)   $593,313 $(223,757)


               The components of income tax expense for the years ended September 30, 1996, 1995, and 1994 are summarized as follows:


                                        1996              1995             1994

           Current:
           Federal               $12,421,679        $9,425,942       $6,685,047

           State                   1,903,320         1,449,302          933,162

                                  14,324,999        10,875,244        7,618,209

           Deferred:

           Federal                   402,473           323,859          727,007

           State                      39,649            49,796          101,482

                                     442,122           373,655          828,489

           Total                 $14,767,121       $11,248,899       $8,446,698

               Income tax expense differed from amounts computed by applying the statutory Federal tax rate to pretax income as follows:


                                   1996           1995           1994

           Computed
           Federal income
           tax expense at
           statutory rate  $14,129,556    $11,082,432     $8,128,345

           State income
           tax expense,
           net of federal
           benefit           1,317,054        990,493        661,806

           Environmental
           tax                  16,614         30,000         25,000

           Tax exempt
           income             (553,876)      (624,750)      (210,000)

           Foreign sales
           corporation        (236,250)      (121,756)      (126,000)

           Amortization
           of goodwill         335,763        316,969        278,773

           Other              (241,740)      (424,489)      (311,226)

           Total           $14,767,121    $11,248,899     $8,446,698

               As a result of the Company's acquisitions (see Note 8), the Company has net operating loss carryforwards for Federal income tax purposes of approximately $578,000, which can only be used to offset future taxable income of acquired subsidiaries. The utilization of the tax loss carryforwards is subject to certain limitations and the carryforwards expire through the year 2007.

          5.  COMMON STOCK AND STOCK OPTIONS

               During the years ended September 30, 1996, 1995, and 1994, the Company repurchased 350,000, 100,000, and 20,000 shares of its outstanding common stock for $6,161,421, $1,474,985, and $243,081, respectively. In accordance with Utah State law, this treasury stock was accounted for as retired common stock.

               The Company has adopted several incentive stock option plans for key employees and reserved shares of common stock totaling approximately 2,926,400 and 3,483,000 at September 30, 1996 and 1995, respectively, for issuance under the plans. Options are granted at a price not less than the fair market value on the date of grant, become exercisable between one to two years following the date of grant, and expire in ten years.

               Changes in stock options are as follows for the years ended September 30:

                                                          Price Range
           1996                            Shares           Per Share

           Granted                        516,900       $15.25-$17.25

           Expired                         78,200        $8.63-$17.25

           Exercised                    1,252,309        $1.46-$11.63

           Outstanding at
           September 30                 2,517,553        $1.46-$16.75

           Exercisable                  1,799,351        $1.46-$16.75


           1995

           Granted                        740,000      $9.38 - $14.25

           Expired                        101,666      $8.63 - $13.50

           Exercised                      205,425      $1.46 - $11.00

           Outstanding at
           September 30                 3,331,162      $1.46 - $14.25

           Exercisable                  2,410,490      $1.46 - $14.25


           1994

           Granted                      3,747,340      $8.63 - $16.50

           Expired                      2,582,256     $11.00 - $19.79

           Exercised                      361,612       $.67 - $11.00

           Outstanding at
           September 30                 2,898,253      $1.46 - $13.50

           Exercisable                    766,486      $1.46 - $13.50

          6.  COMMITMENTS AND CONTINGENT LIABILITIES

               The Company leases office and production facilities and office equipment under long-term operating lease agreements. Rent expense on the above operating leases was approximately $671,010, $456,990, and $316,469 for the years ended
          September 30, 1996, 1995, and 1994, respectively. The following represents the Company's future commitments under such leases:

                     1997                          $495,798

                     1998                           335,406

                     1999                            95,480

                     2000                            85,200

                     2001                            86,560

                     Thereafter                     499,140

                     Total                       $1,597,584

               The Company has agreements with the inventors of certain of its products which provide for the payment of royalties ranging from 2% to 6.5% of defined net sales or a fixed rate per unit sold of the related products.

               The Company is involved in certain litigation matters in the normal course of business which, in the opinion of management, will not result in any material adverse effects on the Company (see Note 11).

               In October, 1995 the Company began construction of an additional manufacturing facility in Pocatello, Idaho. The first phase of construction was completed during fiscal year 1996 at a total cost of approximately $7,200,000. The second phase of construction began in August, 1996 with an anticipated cost of construction of $5,200,000. Construction of the second phase is anticipated to be completed in May, 1997.

          7.  PROFIT SHARING PLAN

               The Company sponsors an Employee Retirement and Savings Plan (the Plan) under Section 401(k) of the Internal Revenue Code. The Plan is designed to allow participating employees to accumulate savings for retirement or other purposes. Under the Plan, all employees, who have completed at least one year of service and have reached age 21, are eligible to participate. The Plan allows employees to make contributions to the plan from salary reductions each year, up to a maximum of 15% of a participant's annual compensation. Under the Plan, the Company matches up to 4% of a participant's contribution. The Company may, if it desires, make additional contributions to the 401(k) Plan on behalf of its employees. For the years ended September 30, 1996, 1995, and 1994, the Company expensed approximately $621,000, $545,000, and $372,000, respectively, as matching contributions to the Plan. Employees are always fully vested in their own contributions and become fully vested in any contributions made by the Company after six years of service. Employees are allowed to direct the investment of their Plan contributions within a group of designated investment funds.

          8.  BUSINESS COMBINATIONS

               On September 27, 1996, the Company issued 238,727 shares of its common stock in exchange for all of the outstanding common stock of PEPCO, a medical research and manufacturing company incorporated in 1987 and headquartered in Canal Fulton, Ohio. The assets and liabilities of PEPCO at the date of combination were approximately $684,000 and $88,000 respectively. The combination was accounted for as a pooling of interests. The accompanying consolidated financial statements have been prepared as if Ballard and PEPCO had been combined for all periods presented. There were no intercompany transactions between Ballard and PEPCO prior to the date of merger. Net sales, net income, and net income per share amounts of the previously separate companies for the years ended September 30, 1995 and 1994 as previously reported and combined are as follows:

                            The Company
                          as Previously
           1995                Reported          PEPCO    As Restated

           Net sales        $81,762,142     $2,390,825    $84,152,967

           Net income        20,415,191        527,425     20,942,616

           Net income
           per share               0.73           0.09          0.739

           1994

           Net sales        $65,062,801     $1,988,827    $67,051,628

           Net income        16,180,377        413,821     16,594,198

           Net income
           per share               0.59          0.014          0.604

               On April  19, 1996, the Company  acquired substantially
          all of the assets of Endovations, Inc. ("Endovations") for approximately $1,220,000 in cash. The acquisition has been accounted for using the purchase method of accounting; as such, Endovations' results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. In conjunction with this acquisition, the Company recorded goodwill of approximately $400,000, which is being amortized on a straight-line basis over 10 years.

               Effective July  19, 1996,  the Company acquired  all of
          the issued and outstanding common stock of MAI for approximately $673,600 in cash and the assumption of liabilities totally approximately $126,400. The acquisition has been accounted for using the purchase method of accounting; as such, results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. In conjunction with the acquisition, the Company recorded goodwill of approximately $680,000, which is being amortized on a straight-line basis over 15 years.

               On August 28, 1996, the Company acquired all of the issued and outstanding common stock of PMP for cash approximately $3,600,000. The acquisition has been accounted for using the purchase method of accounting; as such, results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. In conjunction with the acquisition, the Company recorded goodwill of approximately $2,900,000 which is being amortized on a straight-line basis over 15 years.

               The pro forma results of operations of the Company for the years ended September 30, 1996 and 1995 (assuming the acquisitions of Endovations, MAI and PMP had occurred as of October 1, 1994) are as follows:

                                               1996              1995

           Net sales                   $107,510,270       $87,881,669

           Net income                   $26,400,040       $21,842,691

           Net income per share              $0.911            $0.771

               On May 2, 1995, the Company acquired substantially all of the assets of Cox for a purchase price of $4,000,000 consisting of $3,313,310 in cash and the assumption of liabilities in the amount of $686,690. Cox is a manufacturer of disposable endoscopic devices. The acquisition has been accounted for using the purchase method of accounting; as such, Cox's results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. The cost of this acquisition exceeded the estimated fair value of the acquired net assets by $423,000 which is being amortized over 10 years.

               On November 14, 1995, the Company acquired 200,000 shares of the preferred stock of Neuro Navigational Corporation (Neuro) representing a 19.5% equity interest in Neuro for $2,000,000. As of September 30, 1995, the Company had made interest-bearing advances to Neuro in the amount of $800,000. These advances are included in the accompanying consolidated balance sheet as of September 30, 1995 and were subsequently credited towards the $2,000,000 purchase price on November 14, 1996.

               During the  year ended September 30,  1996, the Company
          made advances to Neuro in the form of promissory notes totaling $2,492,110. Interest accrues on the unpaid principal balance at a rate of 10% per annum. The entire unpaid principal balance and accrued, but unpaid, interest are due on January 19, 1997. In addition, on November 14, 1995, the Company paid Neuro $500,000 for an option to purchase all of the assets of Neuro during the first 12 months of the option period for $9,500,000. If the option is exercised during the remainder of the option term, the purchase price will be equal to two times the net sales of Neuro for the 12 months immediately preceding the exercise of the option. In either event, the $500,000 option price will be credited towards the purchase price. The option term expires two years following the closing date of the preferred stock purchase by the Company. The $2,000,000 purchase price of the preferred stock, the advances in the amount of $2,492,110 and the $500,000 paid for the option are included in the caption "Other Assets" in the accompanying consolidated balance sheet as of September 30, 1996.

          9.  SALES

               During the years ended September 30, 1996, 1995, and 1994, the Company had foreign export sales of approximately $7,900,000, $6,200,000, and $4,700,000, respectively.

          10.     EFFECT  OF  RECENTLY  ISSUED   FINANCIAL  ACCOUNTING
                  STANDARDS

               In  October, 1995,  the Financial  Accounting Standards
          Board issued SFAS No. 123. "Accounting for Stock-Based Compensation." SFAS No. 123 defines a fair value based method of accounting for an employee stock option. Fair value of the stock option is determined considering factors such as the exercise price, the expected life of the option, the current price of the underlying stock and its volatility, expected dividends on the stock, and the risk-free interest rate for the expected term of the option. Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period. A company may elect to adopt SFAS No. 123 or elect to continue accounting for its stock option or similar equity awards using the intrinsic method, where compensation cost is measured at the date of grant based on the excess of the market value of the underlying stock over the exercise price. If a company elects not to adopt SFAS No. 123, then it must provide pro forma disclosure of net income and earnings per share, as if the fair value based method had been applied.

               SFAS No. 123 is effective for transactions entered into
          for fiscal years that begin after December 15, 1995. Pro forma disclosures for entities that elect to continue to measure compensation cost under the old method must include the effects of all awards granted in fiscal years that begin after December 15, 1995. It is currently anticipated that the Company will continue to account for stock-based compensation plans under the intrinsic method and therefore, SFAS No. 123 will have no effect on the Company's consolidated financial statements.

               In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". This statement addresses the accounting for the impairment of long-lived assets, such as premises, furniture and equipment, certain identifiable intangibles and goodwill related to those assets. Long-lived assets and certain identifiable intangibles are to be reviewed for impairment whenever
          events  or  changes  in  circumstances  indicate   that  the
          carrying amount of an asset may not be recoverable. An impairment loss is recognized when the sum of the future cash flows (undiscounted and without interest charges expected from the use of the asset and its eventual disposition) is less than the carrying amount of the asset. The statement also requires that long-lived assets and identifiable intangibles, except for assets of a discontinued operation held for disposal, be accounted for at the lower of cost or fair value less cost to sell. SFAS No. 121 is effective for fiscal years beginning after December 15, 1995. The impact of SFAS No. 121 on the Company is not expected to be material in relation to the consolidated financial statements.

          11.  SUBSEQUENT EVENTS

               On December 10, 1996, the Company entered into a stock purchase transaction for approximately 90.1% of the outstanding capital stock of Cardiotronics Systems, Inc. ("Cardiotronics") at a total purchase price of $11,392,916. On December 30, 1996, the remaining 9.9% of the outstanding capital stock of Cardiotronics was effectively acquired at a cost of $1,236,488.

               The acquisition has been accounted for using the purchase method of accounting. The purchase price in this acquisition exceeded the fair valued cost of the acquired net assets by approximately $18,478,000, which will be amortized over 15 years at goodwill.

               R2, a wholly-owned subsidiary of Cardiotronics, is a co-defendant in an ongoing product liability case. Plaintiff in this case alleges, among other things, that defibrillation pads manufactured by R2 were defective and seeks damages of $20 million. The Company believes that it has valid defenses; however, in view of the inherent uncertainties surrounding the litigation, no assurance can be given that R2 will prevail in this case. The Company is unable to assess the likelihood of an adverse outcome or estimate the amount of range, if any, of any possible loss. An adverse judgment could have a material adverse effect on the financial condition of the Company.

          ITEM 4.  DESCRIPTION OF SECURITIES.

               Not Applicable.

          ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not Applicable.

          ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The general effect of the Utah statute under which any director or officer of the Company is insured or indemnified in any manner against liability which he or she may incur in his or her capacity as an officer or director of the Company, set forth in Section 16-10a-901 through 909, Utah Code Annotated (1992, as amended), which provides generally as follows:

               The  Company  may  indemnify any  officer  or  director
          against liability incurred in any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal), if: (a) his or her conduct was in good faith; and (b) he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation's best interest; and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The determination as to whether in a specific case indemnification of a director or officer is permissible (i.e., whether the director or officer has met the above applicable standard of conduct), is generally to be made by the Board of Directors by a majority vote. The Company may not indemnify a director or officer: (1) in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company; or
          (2) in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit. Indemnification permitted in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.

               The Company is required to indemnify a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director of the Company, against reasonable expenses incurred in connection with the proceeding or claim with respect to which he or she has been successful. The Company may purchase and maintain liability insurance on behalf of directors, officers, employees, fiduciaries, and agents of the Company, whether or not the Company would have power to indemnify them against liability.

               The general effect of the Bylaws of the Company under which any director or officer of the Company is insured or indemnified in any manner against liability which he or she may incur in his or her capacity as a director or officer is set forth in Article VIII of the Company's Bylaws, which contains provisions almost identical to the provisions of Utah Code Annotated, Section 16-10a-901 et seq., summarized above. In addition, in November, 1993, the Board of Directors authorized and directed the Company to enter into (and the Company has executed) an Indemnification Agreement with each director and executive officer of the Company, by which the Company is contractually obligated to indemnify directors and officers in accordance with the standards, terms, and conditions of Article VIII of the Company's Bylaws.

          ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

          ITEM 8.  EXHIBITS.

               Exhibit
               Number         Description of Exhibits

                4.1 Restated Certificate of Incorporation, dated September 18, 1987.

                4.2      Articles of Amendment, dated July 10, 1991.

                4.3      Articles  of  Amendment, dated  September 21,
                         1993.

                4.4      Amended  and  Restated   Bylaws  of   Ballard
                         Medical Products, dated October 12, 1992.

                4.5      1996 Incentive Stock Option Plan.

                4.6 Example of Incentive Stock Option Agreement used under the 1996 Incentive Stock Option Plan.

                5        Opinion   of  counsel   as  to   legality  of
                         securities being registered.

               15        Not applicable.

               23.1      Consent of Independent Auditors.

               23.2      Consent of Counsel (contained in
                         Exhibit 5)

               24 Power of Attorney (contained on signature page).

               27        Not applicable.

          ITEM 9.   UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statements; and

                    (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant, Ballard Medical Products, a corporation organized and existing under the laws of the State of Utah, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on this 5th day of March, 1997.

                                       BALLARD MEDICAL PRODUCTS

                                       By:  Dale H. Ballard, President


                                POWER OF ATTORNEY

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale
          H. Ballard, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


          March 5, 1997            Dale H. Ballard
                                   President, Chief Executive Officer
                                   and Chairman of the Board

          March 5, 1997            Kenneth R. Sorenson,
                                   Treasurer and Chief Financial
                                   Officer

          March 5, 1997            E. Martin Chamberlain,
                                   Director and Secretary

          March 5, 1997            Dale H. Ballard, Jr.
                                   Director

          March 5, 1997            Paul W. Hess
                                   Director


                                INDEX TO EXHIBITS

           EXHIBIT
            NUMBER  DESCRIPTION OF EXHIBIT                   PAGE NO.

               4.1  Restated Certificate of           Incorporated by
                    Incorporation, dated          reference from July
                    September 18, 1987              10, 1991 Form S-8
                                                         Registration
                                                   Statement, Exhibit
                                                 4.1 Registration No.
                                                             33-41720

               4.2  Articles of Amendment,            Incorporated by
                    to Articles of Incorporation       reference from
                    dated July 10, 1991            Exhibit 4.2 to the
                                                         Registration
                                                         Statement on
                                                      Form S-3, filed
                                                   November 13, 1991,
                                                 Registration No. 33-
                                                                43910

               4.3  Articles of Amendment,            Incorporated by
                    to Articles of Incorporation       reference from
                    Dated September 21, 1993       Exhibit 4.3 to the
                                                         Registration
                                                         Statement on
                                                      Form S-8, filed
                                                    December 20, 1993
                                                 Registration No. 33-
                                                                73194


               4.4  Amended and Restated Bylaws       Incorporated by
                    of Ballard Medical Products,       reference from
                    dated October 12, 1992             Exhibit 3.3 to
                                                      Form 10-K filed
                                                    December 24, 1992

               4.5  1996 Incentive Stock Option
                    Plan                                        p. 25

               4.6  Example of Incentive Stock
                    Option Agreement used under
                    the 1996 Incentive Stock
                    Option Plan                                 p. 31

               5    Opinion of counsel as to
                    legality of securities being
                    registered                                  p. 38

              23.1  Consent of Independent
                    Auditors                                    p. 39

              23.2  Consent of Counsel                   Contained in
                                                            Exhibit 5

              24    Power of Attorney                    Contained on
                                                       signature page